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                                                                    Exhibit 23.4

                          CONSENT OF WILKINSON & GRIST

We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus dated July 25, 2003 forming part of the Registration Statement on Form F-3 of Nam Tai Electronics, Inc. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the United States Securities Act of 1933, as amended.

/S/ WILKINSON & GRIST
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WILKINSON & GRIST

July 25, 2003
Hong Kong